UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Truett-Hurst, Inc.
(Exact name of Registrant as specified in Its Charter)

Delaware	46-1561499
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5610 Dry Creek Road Healdsburg, CA	95448
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187164 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

_______________________________________________None________________________________________________
(Title of Class)

_________________________________________________________________________________________________________
(Title of Class)

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of Class A common stock, par value $0.001 per share, of Truett-Hurst, Inc. (the “Company”).  The description of the shares of Class A common stock contained in the section entitled “Description of Capital Stock” in the Prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-187164), filed with the Securities and Exchange Commission on March 11, 2013 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRUETT-HURST, INC.

(Registrant)

Date: June 19, 2013	By:	/s/ Phillip L. Hurst
	Name:	Phillip L. Hurst
	Title:	Chief Executive Officer and Chairman